Exhibit 99.1

CITI TRENDS ANNOUNCES REFRESH OF BOARD OF DIRECTORS

Reaches Cooperation Agreement with Fund 1 Investments

SAVANNAH, GA (February 29, 2024) - Citi Trends, Inc. (NASDAQ: CTRN) (“Citi Trends” or the “Company”), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today announced that it will nominate three new independent directors—David Heath, Charles Liu and Michael Kvitko—for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Prior to the 2024 Annual Meeting, Messrs. Heath, Liu and Kvitko will serve as non-voting Board observers. They have been designated pursuant to a cooperation agreement (the “Agreement”) between the Company and Fund 1 Investments (collectively with its affiliates, “Fund 1”).

Following the 2024 Annual Meeting, Mr. Heath will be appointed to the Board’s Compensation Committee and the Nominating and Corporate Governance Committee, and Messrs. Liu and Kvitko will be appointed to the Finance Committee.

Incumbent directors Brian Carney, Laurens Goff and Christina Francis will retire from the Board immediately following the 2024 Annual Meeting. The Board thanks Brian, Laurens and Christina for their contributions to the Company during their tenures and appreciates the expertise that they brought to the Board over the last several years.

In connection with the Agreement, Fund 1 has agreed to, among other things, a customary standstill and voting commitment. The complete Agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

The Board will remain capped at nine directors for the duration of the Agreement.

Peter Sachse, Executive Chairman of the Board, commented, “The Board is committed to ensuring that its members have the experience and qualifications to support the Company’s efforts to enhance stockholder value and meet the needs of customers. The Board also believes it is important to add fresh perspectives and invite suggestions from stockholders. We believe David, Charles and Michael will bring valuable perspectives, as well as strong retail and supply chain backgrounds. We appreciate that Fund 1 suggested them as director candidates during our productive period of constructive engagement. On behalf of the entire Board, I want to express my sincere gratitude to Brian, Laurens and Christina for their distinguished service and long-standing commitment to Citi Trends. We appreciate their many contributions, including Brian’s and Laurens’ work as chairs of the Audit Committee and Compensation Committee, respectively, and wish them all the best.”

Ken Seipel, Chair of the Nominating and Corporate Governance Committee, added, “Ongoing Board refreshment is critical to putting Citi Trends in the best possible position to navigate changes in the consumer economy and broader retail sector. In particular, adding new viewpoints to our boardroom can help us pursue new paths to improving efficiency and growing in a profitable manner over the long-term. After engaging with Fund 1 and taking into account the views of other stockholders and stakeholders, we determined that David, Charles and Michael help meet many of our needs. These new independent directors collectively possess a wealth of additive experience in areas such as retail, inventory management and logistics. We’re excited to have them join our diverse, well-rounded Board.”

Jonathan Lennon, Founder and Managing Member of Fund 1, commented, “We appreciate the collaborative dialogue we have had with the Board and leadership and are pleased to reach this agreement for the benefit of all stockholders. We believe the expertise provided by our new designees will help drive operational improvements and enhance Citi Trends’ plans for maximizing stockholder value."

About David Heath

Mr. Heath is a former top sales executive at leading athletic apparel and footwear manufacturers.

•	Former Vice President of Global Sales and Customer Development at Nike, Inc.
•	Former Senior Vice President of Sales at Under Armour, Inc.
•	Holds a B.S. in Health and Physical Education from Texas A&M University and an M.A. in Exercise Physiology from Texas A&M University.

About Charles Liu

Mr. Liu is a consumer brand executive with extensive supply chain, operations, inventory management and logistics experience.

•	Chief Operating Officer of Away, a premium luggage and travel accessories brand.
•	Former Chief Operating Officer of Casper until the company’s sale to a private equity firm.
•	Former Vice President of Supply Chain for Walmart Inc.’s e-commerce division and Chief Supply Chain Officer at Shopko.
•	Previously held supply chain roles at Walgreens, Ahold, Nash Finch and Whirlpool.
•	Holds a B.S. in Computer Science from Wuhan University, an M.B.A. in Logistics, Materials and Supply Chain Management from the University of Tennessee and an M.S. in Computer Science from the University of Tennessee.

About Michael Kvitko

Mr. Kvitko is a former Chief Executive Officer with more than four decades of experience in operational and executive roles at value retail and apparel chains.

•	Former President and CEO of Forman Mills, a New-Jersey based apparel and home fashion retailer.
•	Former President, Chief Merchandising Officer, Chief Marketing Officer and Chief Supply Chain Officer of Dollar Express Stores.
•	Former EVP and Chief Merchandising Officer at 99 Cents Only Stores.
•	Previously held various leadership roles at Variety Wholesalers, Family Dollar, May Department Stores, Cheryl’s Cookies, Mervyn’s California and Target Corporation.
•	Holds a B.S. in Business Administration, Production and Operations Management from The Ohio State University.

About Citi Trends

Citi Trends is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 602 stores located in 33 states. For more information, visit www.cititrends.com or your local store.

Advisors

Vinson & Elkins L.L.P. is acting as legal counsel with Jefferies LLC acting as financial advisor and Longacre Square Partners acting as communications and strategy advisor to Citi Trends.

Olshan Frome Wolosky LLP and Kleinberg, Kaplan, Wolff & Cohen, P.C. are acting as legal counsel to Fund 1.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s business plans and the objectives and expectations of management, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors, which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the SEC. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer confidence and consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com